                                                                     EXHIBIT 2.2
                                                                  CONFORMED COPY



      __________________________________________________________________


                               NCRIC GROUP, INC.

                                      AND

        L.E. SHEPHERD, JR., WILLIAM A. HUNTER, JR.  AND BARRY S. PILLOW


                        _______________________________

                              PURCHASE AGREEMENT
                                 HCI AND HCIV
                        _______________________________

                               DECEMBER 20, 1998


      __________________________________________________________________

                               TABLE OF CONTENTS

Section 1   Purchase and Sale of Stock and Interests ...................  1

Section 2   Purchase Price; Contingent Consideration ...................  1

Section 3   Sellers' Representations and Warranties ....................  6

Section 4   Buyer's Representations and Warranties ..................... 19

Section 5   Additional Obligations of Sellers .......................... 21

Section 6   Additional Obligations of Buyer ............................ 23

Section 7   Conditions to Buyer's Obligation to Close .................. 24

Section 8   Conditions to Sellers' Obligation to Close ................. 26

Section 9   Closing .................................................... 28

Section 10  Survival of Representations and Warranties; Indemnification. 28

Section 11  Arbitration ................................................ 30

Section 12  Post Closing Covenants of Buyer ............................ 31

Section 13  Miscellaneous .............................................. 34

Section 14  Default .................................................... 36

Section 15  Termination ................................................ 37

Section 16  Non-Solicitation ........................................... 38

Section 17  Confidentiality ............................................ 40

                                   EXHIBITS


A         Mandatory Convertible Note

B         Operating Agreement

C         Employment Agreement of L.E. Shepherd, Jr.

D         Employment Agreement of William A. Hunter, Jr.

E         Employment Agreement of Barry S. Pillow

F         Opinion of Sellers' Counsel

G         Opinion of Buyer's Counsel

                                   SCHEDULES


2(b)      Proportions for Contingent Consideration

3(a)      Extensions

3(e)      Financial Statements

3(f)      Liabilities and Obligations Not Disclosed in the Financial Statements

3(h)      Certain Events After September 30, 1998

3(k)      Income Tax Returns

3(l)      List of Certain Contracts

3(m)      Leases

3(n)      Directors and Officers; Banks

3(q)      Litigation and Similar Matters

3(r)      List of Licenses

3(u)      List of Trademarks and Service Marks

3(x)      Certain Contributions

3(z)      List of Insurance

7(e)      Persons to Furnish No Obligation Statements

7(k)      Commitment Letter

                              PURCHASE AGREEMENT


This Agreement is entered into as of December 20, 1998, by and among NCRIC Group, Inc., a District of Columbia corporation ("Buyer"), and L.E. Shepherd, Jr., William A. Hunter, Jr. and Barry S. Pillow ("Sellers").

WHEREAS, Sellers are the owners of all of the issued and outstanding common stock ("Stock") of HealthCare Consulting, Inc., a Virginia corporation ("HCI");

WHEREAS, Sellers are the owners of all the membership interests ("Interests") in HCI Ventures, LLC, a Virginia limited liability company ("HCIV");

WHEREAS, Employee Benefits Services, Inc. ("EBSI) and Buyer are today entering into an agreement for the sale of all of EBSI's assets to Buyer (the "EBSI Agreement"); and

WHEREAS, Buyer desires to purchase the Stock and the Interests and Sellers desire to sell the Stock and the Interests, on the terms and conditions set forth below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1.   Purchase and Sale of Stock and Interests
             ----------------------------------------

At the closing of the purchase and sale contemplated by this Agreement ("Closing"), Sellers shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase and accept from Sellers, the Stock and the Interests.

Section 2.   Purchase Price; Contingent Consideration
             ----------------------------------------

(a)  Initial Purchase Price.  The purchase price for the Stock and Interests and
     ----------------------
the assets of EBSI, payable by Buyer without regard to contingent consideration ("Initial Purchase Price"), shall be $5,400,000, payable to Sellers and EBSI as follows:

(1) $5,100,000 by certified checks drawn on the account of Buyer delivered at the Closing made payable to Sellers and EBSI in the following amounts: (I) L. E. Shepherd, Jr. - $1,299,638.99, (ii) William A. Hunter, Jr., -$1,299,638.99,
(iii) Barry S. Pillow -$1,000,722.02 and (iv) EBSI -$1,500,000 (the "Closing Checks"); and

(2) $300,000 by three (3) mandatorily convertible notes in the form of the attached Exhibit A payable to each of Sellers delivered at the Closing (the "Convertible Notes").

The Initial Purchase Price shall be allocated as follows:

                               STOCK          INTERESTS    ASSETS
     L.E. Shepherd, Jr.    $1,298,638.99        $1,000       ----

     William A. Hunter,     1,298,638.99         1,000       ----
      Jr.

     Barry S. Pillow          999,722.02         1,000       ----

     EBSI                        -----           -----    $1,500,000

(b)  Contingent Consideration.  As further consideration for the Stock, on or
     ------------------------
before each date listed in Column I below, Buyer shall pay Sellers an amount, relating to the year indicated in Column II, by certified checks drawn on the account of Buyer in the amount indicated in Column III, subject to the maximum payment listed in Column IV:


      COLUMN I          COLUMN II         COLUMN III        COLUMN IV
   March 31, 2001    Calendar Year    10.33 times the      $1,550,000
                         2000            aggregate
                                      Adjusted Earnings
                                      of HCI, HCIV and
                                        the assets of
                                      EBSI in excess of
                                          $550,000

   March 31, 2002    Calendar Year     8.86 times the      $1,550,000
                         2001            aggregate
                                      Adjusted Earnings
                                      of HCI, HCIV and
                                      assets of  EBSI in
                                     excess of $700,000

For purposes of this Section 2(b), Adjusted Earnings of HCI, HCIV and the assets of EBSI shall be defined as set forth in the operating agreement attached as Exhibit B. Notwithstanding the foregoing, (i) if Adjusted Earnings for 2000 exceed $550,000 but are less than $700,000 (the difference between $700,000 and such Adjusted Earnings being the "Shortfall") and Adjusted Earnings for 2001 exceed $700,000, then (x) a "Make-Up Payment" of 10.33 times the excess of Adjusted Earnings for 2001 over $700,000 shall be payable to Sellers by Buyer on or before March 31, 2002, with the Make-Up Payment limited to a maximum equal to
10.33 times the Shortfall and (y) to the extent that the Adjusted Earnings for 2001 exceed the sum of $700,000 plus the Shortfall, the excess shall be multiplied by 8.86 and the product obtained shall be payable to Sellers by Buyer as an additional payment on or before March 31, 2002, subject to a maximum for such additional payment of $1,550,000, (ii) if Adjusted Earnings for 2001 exceed $700,000 but are less than the sum of $875,000 and the Shortfall, then on or before March 31, 2003 Buyer shall pay Sellers 8.86 times Adjusted Earnings for 2002 in excess of $875,000, subject to a maximum payment of the amount obtained by adding any Make-Up Payment to $1,550,000 and subtracting from such sum the amount paid under
Section 2(b)(i)(y), and (iii) in no event shall the payments under this Section 2(b) exceed a total of $3,100,000. Any disagreements concerning calculations under this Section 2(b) shall be resolved pursuant to arbitration under Section
11. It is further agreed that if Sellers propose any action concerning the prospects or operations of HCI and HCIV that is approved by HCI's Board of Directors and assert that such action makes a change in this Section 2(b) appropriate, Buyer shall negotiate reasonably and in good faith concerning such a change. Sellers' right to receive payments under this Section 2(b) shall be nonassignable, except by the laws of descent and distribution. Payments are due to Sellers under this Section 2(b) whether or not Sellers are employees of Buyer, HCI or HCIV pursuant to the Employment Agreements (as defined below). Any payments owed to Sellers under this Section 2(b) shall be allocated among them according to the proportions listed in the attached Schedule 2(b). Notwithstanding the proportions set forth in Schedule 2(b), in the event (I) any Seller is terminated as an employee of Buyer and its affiliates under any of the Employment Agreements as a result of such Seller's permanent physical or mental impairment or death and (2) Buyer is obligated to make a payment to Sellers under this Section 2(b), then Sellers shall reallocate among themselves the aggregate amount payable to them as follows: (A) if a payment is due as a result of any calculations which include the Adjusted Earnings for the year in which such Seller was so terminated, then the payment otherwise due such Seller using the proportions set forth in Schedule 2(b) (the "Normal Allocation") shall be reduced and be equal to the product of the Normal Allocation times a fraction of which the numerator is the number of days in the year before the effective date of such Seller's employment termination and the denominator is 365, with the balance of the Normal Allocation being reallocated to the remaining Sellers according to their respective proportions set forth in
Schedule 2(b); and (B) if a payment is due as a result of any calculations which do not include the Adjusted Earnings for the year in which such Seller was terminated, then such Seller shall not receive his Normal Allocation but instead the Normal Allocation shall be reallocated to the remaining Sellers according to their respective proportions set forth in Schedule 2(b).

(c)  Litigation Set-Off.  If, after the Closing, Buyer or any of its
     ------------------
subsidiaries pays any amount (the "Litigation Amount") in connection with Marshall v. Obstetrics & Gynecology Ltd. of Radford and HealthCare Consulting,
------------------------------------------------------------------------------
Inc..  Civil Action No.  97-0835 (the "Marshall Litigation"), in the United
-----
States District Court for the Western District of Virginia, Roanoke Division, the next amounts payable under Section 2 (b) shall be reduced, at Buyer's election, in the respective proportions set forth in Schedule 2(b), until the Litigation Amount is completely offset. Such offset shall not limit or waive any other right or remedy of Buyer and its subsidiaries, including but not limited to, the amount due under Section 10(b); provided that the sum of the offsets and payments to Buyer and its subsidiaries in connection with the Marshall Litigation shall not exceed the Litigation Amount.

(d)  Sale of Portion of Businesses.  If, prior to December 31, 2002, a
     -----------------------------
significant portion of the combined assets of HCI, HCIV and EBSI are sold or otherwise disposed of by Buyer or NCRIC MSO, Inc. to a party not affiliated with Buyer, Buyer and Sellers shall negotiate in good faith concerning appropriate amendments to the amounts set forth in Section 2(b) so that Sellers have a reasonable opportunity to receive any remaining payments under Section 2(b) based on the Adjusted Earnings of the remaining assets. If Buyer and Sellers are unable to agree on such adjustments within 30 days after such sale or other disposition, such adjustments shall be determined pursuant to arbitration under
Section 11.

Section 3.     Sellers' Representations and Warranties
               ---------------------------------------

Sellers, jointly and severally, represent and warrant to Buyer as follows:

(a)  Corporation and Limited Liability Company.  HCI is a corporation duly
     -----------------------------------------
organized, validly existing and in good standing under the laws of Virginia, has the corporate power to own all of its assets and to carry on its business as presently conducted and is duly qualified to do business as a foreign corporation in every jurisdiction where such qualification is required for the conduct of HCI's business as being presently conducted., except for the District of Colombia. All corporate actions required of HCI with respect to the conduct of its business as being presently conducted have been taken; and all reports and returns required to be filed by HCI and HCIV with the jurisdictions in which they are organized or qualified to do business have been filed, except to the extent extensions for filing have been lawfully taken and identified on Schedule 3(a). HCI is not a shareholder of, and does not have any equity investments in, or control of, any corporation, partnership or other entity. HCIV is a limited liability company duly organized, validly existing and in good standing under the laws of Virginia, has the power to own all of its assets and to carry on its business as presently conducted and is duly qualified to do business in every jurisdiction where such qualification is required for the conduct of HCIV's business as presently being conducted. HCIV is not a shareholder of, and does not have an equity interest in, or control of, any corporation, other than Middle Fork MS0, L.L.C., Central Virginia MS0, L.L.C. ("CAMS"), Southwest Virginia MS0, L.L.C. and Mid-Atlantic MS0-FBG, L.L.C.

(b)  Validity of Agreement.  This Agreement and each of the exhibits (other than
     ---------------------
opinions) attached thereto (the "Transaction Documents"), when executed and delivered, constitute the valid and binding obligation of Sellers, enforceable in accordance with its terms, subject to laws of general application affecting creditors' rights and general principles of equity.

(c)  Capital Structure.  There are 1,500 shares of common stock of HCI
     -----------------
authorized (par value $1.00 per share), 277 of which are issued and outstanding. The amounts of shares of common stock owned by each Seller are accurately set forth in Schedule 2(b). There are no outstanding rights, warrants, convertible securities or other agreements requiring or contemplating the issuance of any shares by HCI. All of the outstanding shares of HCI are duly issued, fully paid and nonassessable. None of the outstanding shares of HCI were issued in violation of any preemptive rights of any stockholders of HCI. Sellers own all of the outstanding shares of HCI and all of the outstanding interests of HCIV.

(d)  Title to and Transfer of Stock and Interests.  Sellers own the Stock and
     --------------------------------------------
Interests beneficially and of record, free and clear of all liens, restrictions, encumbrances, charges and adverse claims. Sellers have the full power, capacity and authority validly to sell, assign, transfer and deliver the Stock and Interests to Buyer and the transfer pursuant to this Agreement will vest in Buyer good and marketable title to the Stock and Interests, free and clear of all liens, restrictions, encumbrances, charges and adverse claims. There are no agreements with respect to the voting or transfer of any shares of HCI or interests of HCIV or otherwise relating to HCI or HCIV (other than the operating agreement attached as Exhibit B).

(e)  Financial Statements.  Attached as Schedule 3(e) are HCI's, HCIV's and
     --------------------
EBSI's (i)
combined balance sheets as of December 31, 1997 and June 30, 1998 and combined statements of income, retained earnings and changes in financial position for the two years ended December 31, 1997 and the six months ended June 30, 1998, together with the related unqualified opinion of Deloitte & Touche LLP, and (ii) the unaudited combined balance sheet as of September 30, 1998 and combined statement of income for the nine months then ended. The information included in
Schedule 3(e) is referred to as the "Financial Statements." The Financial Statements fairly present the financial position of HCI, HCIV and EBSI on the above dates, and the results of the operations and changes in financial position of HCI, HCIV and EBSI for the periods covered, all in conformity with generally accepted accounting principles applied on a consistent basis.

(f)  Undisclosed Liabilities.  Except for liabilities and obligations disclosed
     -----------------------
in the Financial Statements or described in Schedule 3(f) or trade accounts payable arising in the ordinary course of business consistent with past practice or in connection with Marshall Litigation, HCI and HCIV did not have on September 30, 1998 any liabilities or obligations in excess of $50,000 of any nature, whether absolute, accrued, contingent or otherwise (including, but not limited to, liability for federal, state or local income, withholding, unemployment, FICA, excise, property, franchise, sales, use, gross receipts or other taxes, whether due or to become due, and liability for accumulated vacation time, promised bonus money, unfunded pension or profit-sharing plan liabilities or other compensation benefits).

(g)  No Distribution or Share or Interest Acquisition.  Since September 30,
     ------------------------------------------------
1998, there has been no declaration or payment of any dividend or other distribution by HCI or HCIV in respect of, or any direct or indirect retirement, redemption, purchase or other acquisition of, any shares of HCI or interests of HCIV; provided that on or before December 31, 1998

HCI may distribute cash to its shareholders in such amounts that do not reduce HCI's, HCIV's and EBSI's combined net worth, calculated in accordance with generally accepted accounting principles consistently applied, below $561,000.

(h)  Conduct of Business.  Except as specifically disclosed in Schedule 3(h)
     -------------------
since September 30, 1998, HCI and HCIV have not:

(1) incurred or agreed to incur any substantial obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, except current liabilities incurred in the ordinary course of business pursuant to the business practices followed prior to September 30, 1998;

(2)  borrowed, or agreed to borrow, any funds in excess of $100,000;

(3) mortgaged, pledged or subjected to lien, charge or any other encumbrance any assets, tangible or intangible, or agreed to do so;

(4) sold or transferred, or agreed to sell or transfer, any of its assets other than in connection with the transfer by HCIV of a 5% membership interest in CAMS to Jim Giuliano);

(5) suffered any material adverse change in HCI's or HCIV's condition (financial or otherwise), assets, liabilities, business or prospects, or any damage from fire (whether or not covered by insurance);

(6)  entered into any transaction other than in the ordinary course of business;

(7) made, or agreed to make, any increase in the salaries, wages or benefits payable or to become payable, to any employee;

(8) made, or agreed to make, any accrual or arrangement for or payment of a bonus;

(9) directly or indirectly paid or made a commitment to pay any severance or termination pay to any officer or employee;

(10) through negotiations or otherwise, made or continued any commitment or incurred any liability to any labor union;

(11) made or permitted any amendment or termination of any lease or contract, agreement or license to which it is a party;

(12) introduced any new method of accounting in respect of its business; or

(13) made any capital expenditures in excess of $50,000 or entered into commitments therefor.

(i)  Title to Properties.  Except for leased furniture, fixtures and equipment,
     ------------------
HCI and HCIV have good and marketable title to all of their properties, including without limitation all automobiles, trucks, furnishings, fixtures and equipment, and all tools used in the maintenance, operation and repair of their equipment, free and clear of all liens or encumbrances, security interests and adverse claims, except for liens for property taxes not yet due and payable.

(j)  Properties.  All leasehold improvements and equipment currently used by HCI
     ----------
and

HCIV are in good condition, reasonable wear and tear excepted. Sellers do not know of any pending or threatened change of any ordinance, regulation or zoning or other law that would, if adopted, prevent HCI or HCIV from using their leased premises or any of their leasehold improvements and equipment, in their current condition, in the operation of their business, and there is no pending or threatened condemnation of any such property.

(k)  Taxes.  HCI and HCIV have duly and on a timely basis filed all required
     -----
federal, state and local income, withholding, unemployment, FICA, excise, property, franchise, gross receipts, and other tax returns, and have paid all taxes due. The provision for taxes in the Financial Statements is sufficient for the payment of all taxes, for the periods reported therein and all periods prior thereto. All potential liabilities for taxes are provided for in the Financial Statements for the periods reported therein and any prior periods. The Internal Revenue Service has not examined any federal income tax returns of HCI or HCIV. No revenue authority has notified HCI or HCIV that it is examining any tax return filed by HCI or HCIV. There are no outstanding waivers which would extend the period of limitations on the assessment or collection of any tax liabilities of HCI or HCIV. HCI and HCIV have not filed a consent under Section 341(f) of the Internal Revenue Code. HCI is a not "collapsible corporation," as defined in
Section 341(b) of the Internal Revenue Code. True copies of HCI's or HCIV's federal, state and local income tax returns for the three years ended on December 31, 1997 are attached as Schedule 3(k).

(l)  Contracts.  Except as set forth in Schedule 3(1), neither HCI nor HCIV is a
     ---------
party to, and none of its assets are subject to:

(1) any employment contract or arrangement, written or oral, with any of its officers or directors, or with any of its employees, consultants, advisors or agents, other than arrangements terminable at will;

(2) any pension, profit-sharing, bonus, deferred compensation, retirement, stock option, stock purchase, hospitalization insurance or other benefit plan in effect with respect to employees or others ("Plan");

(3) any contract or arrangement restricting the freedom to compete in any line of business, or with any individual or entity, or in any area of the world;

(4) any contract with a labor union, or any agreement that contains any severance or termination pay liabilities;

(5) any power of attorney in favor of any other individual or entity, for any purpose.

(6) any joint venture contract or arrangement, or any other agreement involving a sharing of profits;

(7)  any lease of personal property;

(8) any contract providing for the purchase of equipment, materials, supplies or other personal property or any real property;

(9) any license or franchise agreement, either as licensor or licensee, or as franchiser or franchisee; or

(10) any other agreement or instrument creating any obligations in the amount of $50,000 or more of HCI or HCIV after the Closing.

(m)  Leases.  Schedule 3(m) includes true and complete copies of all leases for
     ------
the real estate to which HCI or HCIV is a party ("Leases"). The Leases are unmodified and in full force and effect. The tenants under the Leases have not entered into any sublease, concession, license or other agreement relating to the subject premises. All rent and other payments due under the Leases have been paid.

(n)  Directors, Officers and Banks.  Schedule 3(n) sets forth the names of all
     -----------------------------
directors and officers of HCI, and all banks in which HCI or HCIV have accounts or safe deposit boxes (with the names of the persons who are authorized to draw thereon or have access thereto).

(o)  Prepayment of Indebtedness.  All indebtedness of HCI or HCIV for borrowed
     --------------------------
money may be prepaid at any time without penalty.

(p)  No Breach of Law or Contract.  The execution, delivery and performance of
     ----------------------------
this Agreement and each of the Transaction Documents, by Sellers do not (1) breach any statute, law or regulation of any governmental authority or conflict with or result in a breach of or default under any of the provisions of HCI's articles of incorporation or bylaws or the governing instruments of HCIV or any order, writ, injunction or decree to which Sellers, HCI or HCIV is a party, or by which Sellers, HCI or HCIV or their assets are or may be bound, or (2) conflict with or result in a breach of or default under any agreement or other instrument to which Sellers, HCI or HCIV is a party, or by which Sellers, HCI or HCIV or their assets are or may be bound.

(q)  No Litigation or Adverse Events.  Except for the Marshall Litigation and as
     -------------------------------
set forth in Schedule 3(q), there are no investigations known to Sellers, nor any actions, suits, proceedings or claims pending or threatened in writing against or, to the knowledge of Sellers, affecting HCI or HCIV or their properties or business, nor has any such investigation, action, suit, proceeding or claim been pending during the twelve-month period preceding the date of this Agreement, and Sellers do not know of any reasonable basis or grounds for any such investigation, action, suit, proceeding or claim. Neither HCI nor HCIV is operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

(r)  Compliance with Laws.  In connection with the conduct of their business,
     --------------------
HCI and HCIV have complied, in all material respects, with all applicable material laws, ordinances, rules and regulations, and none of the Sellers, HCI or HCIV has been informed of an alleged violation of such laws, ordinances, rules or regulations. HCI or HCIV hold, directly or indirectly, all licenses, permits and franchises ("licenses") from appropriate governmental authorities, which licenses are listed in Schedule 3(r), necessary to permit their business to be conducted in accordance with all applicable requirements.

(s)  Governmental Approvals.  Neither Sellers nor HCI or HCIV is required to
     ----------------------
submit any notice, report or other filing with any governmental authority, and no approval or authorization of any governmental authority is required in connection with the execution, delivery or performance of this Agreement or the Transaction Documents or the transactions contemplated by this Agreement or the Transaction Documents.

(t)  No Defaults in Contracts.  HCI and HCIV are not in default in obligations
     ------------------------
under any lease or agreement to which HCI or HCIV is a party, and, to the knowledge of Sellers, no event exists which, with notice or passage of time, would become such an event of default. All such leases and agreements are in full force and effect.

(u)  Intellectual Property.  HCI and HCIV have the right to use, free and clear
     ---------------------
of claims or rights of others, all trademarks and service marks which they use in connection with their business, all of which are listed on Schedule 3(u). HCI and HCIV have not licensed or otherwise granted to any person or entity any right or interest in any such trademarks or service marks. In order to conduct their business, HCI and HCIV do not require rights under any patents. No person has asserted or currently maintains any claim and, to Sellers' knowledge, no person has a valid basis for claiming, that HCI's or HCIV's business violates or has violated any patent, noncompetition, confidentiality, trademark, service mark, copyright or other right.

(v)  Health Care Regulation.  To Sellers' knowledge, HCI is currently operating
     -----------------------
in compliance, and has previously operated in compliance, with all applicable Health Care Laws (defined below). Neither HCI nor its officers, directors, employees and contractors is currently being, or has been, charged or, to Seller's knowledge, investigated or implicated, or has received notice of the commencement of any civil or criminal investigation, civil action, indictment, debarment, suspension, exclusion, or other sanction proceeding pursuant to any Health Care Law. To Sellers' knowledge, HCI does not have any liability for any overpayment, duplicate payments, refunds, discounts or adjustments due to Medicare, Medicaid, CHAMPUS, TRICARE, Blue Cross, Blue Shield, hospital or health care provider, or any other health care reimbursement program or third-party payor. The term "Health Care Laws" means all federal, state, and local laws, statutes, rules, regulations, government directives, manuals and program bulletins pertaining to the regulation of providers of health care items and services. Health Care Laws shall include, but shall not be limited to, the following: Title XVIII of the Social Security Act, 42 U.S.C. (S)(S) 1395-1395ccc (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. (S)(S) 1396-1396v (the Medicaid statute); the Medicare Anti-Kickback Statute, 42 U.S.C.
(S) 1320a-7b(b); the Civil False Claims Act, 31 U.S.C. (S)(S) 3729-3731 (as amended); the Program Fraud Civil Remedies Act, 31 U.S.C. (S)(S) 3801-3812 ; the federal Anti-Kickback Act, 41 U.S.C. (S)(S)51-58; the Civil Monetary Penalties Law, 42 U.S.C. (S) 1320a-7a; the
provisions of 42 U.S.C. (S)(S) 1320a-7 and 1320a-7b; Federal Health Care Offenses, 18 U.S.C. (S)(S) 24, 669, 982, 1035, 1345, 1347, 1518, 1956, and 3486;
and any other laws, statutes, regulations, government directives, manuals, and program bulletins applicable to CHAMPUS, TRICARE, or any veterans' health care program.

(w)  Year 2000 Compliance.  HCI (1) has initiated a reasonable review and
     --------------------
assessment of all areas of its business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by HCI, its suppliers, third-party payors and vendors, may be unable to recognize and perform properly date-sensitive functions involving dates subsequent to December 31, 1999), and (2) is using reasonable efforts so that its computer applications will on a timely basis be able to perform properly date-sensitive functions for all dates subsequent to December 31, 1999.

(x)  ERISA and Employee Matters.  To Sellers' knowledge, HCI and HCIV are in
     --------------------------
compliance with the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), HCI and HCIV do not maintain or contribute to any "pension plan" (as defined in ERISA) which is subject to Title IV of ERISA. All employee pension benefit plans, as described in Section 3(2) of ERISA, which are intended to constitute qualified retirement plans under Section 401(a) of the Internal Revenue Code do in fact so qualify under Section 401(a) of the Internal Revenue Code. No prohibited transaction, as defined in Section 4975(c) of the Internal Revenue Code has occurred with respect to any employee pension benefit plan maintained by HCI or HCIV. Any Plan which requires funding is fully funded, except for contributions, set forth on Schedule 3(x), for the current or prior plan years for which the contribution due date has not yet occurred.

(y)  Labor Relations.  There is (1) no unfair labor practice complaint pending
     ---------------
or, threatened in writing against HCI or HCIV before the National Labor Relations Board or other governmental or regulatory authority, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened in writing against HCI or HCIV and, to Sellers' knowledge, no reasonable basis for an unfair labor practice finding against HCI, HCIV and Sellers, (2) to the knowledge of Sellers, no effort by a labor union to become recognized as the collective bargaining agent of HCI's or HCIV's employees and (3) no labor trouble (for example, strikes, labor stoppages or other acts involving groups of employees) involving HCI or HCIV known to Sellers, nor any dispute, grievance, controversy or strike pending against HCI or HCIV.

(z)  Insurance.  HCI and HCIV maintain the insurance described on the attached
     ---------
Schedule 3(z) and such insurance is in full force and effect.

(aa) Guaranties.  Neither HCI nor HCIV is a guarantor or otherwise liable for
     ----------
any obligation to any other individual or entity, except in connection with endorsement of checks and other instruments in the ordinary course of business.

(bb) Books and Records.  The books of account and other financial records of HCI
     -----------------
and HCIV are true, complete and correct, and accurately reflect the assets and liabilities of HCI and HCIV in all material respects. The minute books and other records of HCI and HCIV contain accurate records of all meetings and accurately reflect all material actions of the shareholders and directors and any committees of the Board of Directors of HCI and members of HCIV.

(cc) Disclosure.  No representation or warranty of Sellers in this Agreement, or
     ----------
any
written information, statement or certificate furnished by or on behalf of Sellers to Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading. All copies of contracts and other documents delivered by Sellers in connection with the transactions contemplated hereby are complete and accurate, and have not been amended or modified by any oral agreements.

(dd) Brokers' Fees.  No broker or finder has, as a representative of a Seller,
     -------------
been employed by a Seller in connection with this Agreement or the transactions contemplated by this Agreement.

(ee) Entire Business.  Except for the activities of EBSI, a Virginia
     ---------------
corporation, Cornerstone Capital Management LLC, and Cornerstone Ventures, LLC, Sellers are not engaged, directly or indirectly, in the consulting or management services business other than through HCI, and NCRIC MSO, Inc., a Delaware corporation and Sellers do not own (other than through HCI or HCIV), directly or indirectly, any rights or other assets relating in any manner to such business, including without limitation rights as franchisor or franchisee, other than through investments in publicly held companies.

(ff) Cornerstone.  HCIV has transferred its investment in Cornerstone Capital
     -----------
Management LLC to Sellers and Sellers have paid to HCIV $3,000. At or prior to the Closing, the amount that was owed by Cornerstone Capital Management LLC to HCIV will be repaid.

(gg) Securities Law Considerations.  Sellers are knowledgeable about the
     -----------------------------
business of Buyer and have such knowledge of such business and of financial affairs as is necessary to enable them to evaluate the risks attendant to such business and has used financial, legal, tax and other advisors in connection with the transactions contemplated by this Agreement; and has been furnished all information concerning Buyer which Sellers and their legal, tax and other advisors have considered necessary to make a proper evaluation of the transactions contemplated by this Agreement.

Section 4.     Buyer's Representations and Warranties
               --------------------------------------

Buyer represents and warrants to each of Sellers as follows:

(a)  Corporate.  Buyer is a corporation duly organized, validly existing and in
     ---------
good standing under the laws of the District of Columbia, has the power to own all of its assets and to carry on its business as presently conducted and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Transaction Documents.

(b)  Validity of Agreement.  This Agreement, and each of the Transaction
     ---------------------
Documents, when executed and delivered, constitute the valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to laws of general application affecting creditors' rights and general principles of equity.

(c)  No Breach of Law or Contract.  The execution, delivery and performance of
     ----------------------------
this Agreement, and each of the Transaction Documents, by Buyer do not breach any statute, law, or regulation of any governmental authority or conflict with or result in a breach of or default under any of the provisions of Buyer's certificate of incorporation or bylaws or any order, writ, injunction or decree or any contract, agreement, instrument or other document to which Buyer is a party or by which it or its property is otherwise bound.

(d)  Brokers' Fees.  Except for Sandler, O'Neill & Partners, L.P., (which shall
     -------------
be
compensated solely by Buyer) no broker or finder has, as a representative of Buyer, been employed by Buyer in connection with this Agreement or the transactions contemplated by this Agreement.

(e)  Authority.  The execution, delivery and performance of this Agreement and
     ---------
the Transaction Documents and the consummation of the transactions contemplated herein and therein by Buyer have been duly authorized by all necessary corporate action.

(f) Securities Law Considerations  (1) Buyer is knowledgeable about the
    -----------------------------
business of HCI, HCIV and the assets of EBSI and has such knowledge of such business and of financial affairs as is necessary to enable it to evaluate the risks attendant to such business and has used financial, legal, tax and other advisors in connection with the transactions contemplated by this Agreement; and has been furnished all information concerning HCI, HCIV and the assets of EBSI which Buyer and Buyer's legal, tax and other advisors have considered necessary to make a proper evaluation of the transactions contemplated by this Agreement.

(2) The Stock and Interests are being acquired for investment for Buyer's own account with no present intention of reselling or otherwise disposing of any portion of the Stock or Interests except in conformance with applicable law. Buyer acknowledges that the reliance of Sellers upon exemptions from registration under the Securities Laws is predicated upon such investment intent.

(3) The Convertible Notes and all securities of Buyer into which the Convertible Notes may be converted have been and will be offered and sold pursuant to either valid exemptions from registration under the Securities Laws or in compliance with the registration requirements of the Securities Laws.

(g)  Approvals.  Buyer has obtained all regulatory and other approvals, if any,
     ---------
needed to consummate the transactions contemplated in this Agreement and the Transactional Documents.

(h)  Assets of EBSI.  At the Closing, Buyer shall cause all of the assets of
     --------------
EBSI which are being purchased by Buyer under the EBSI Agreement (the "EBSI Assets") to be transferred completely to HCI.

Section 5.     Additional Obligations of Sellers
               ---------------------------------
At or before the Closing, Sellers shall cause or accomplish the following:

(a)  Conduct of Business.  Sellers shall cause HCI and HCIV to conduct their
     -------------------
business only in the ordinary course and to enter into no contract or other transaction other than in the ordinary course, without the prior written consent of Buyer, which shall not be unreasonably withheld or delayed. Sellers shall cause HCI and HCIV not to enter into any material contract without in all such cases the prior written consent of Buyer, which shall not be unreasonably withheld or delayed.

(b)  Mergers, etc.  Without Buyer's prior written consent, HCI and HCIV will not
     ------------
merge or consolidate with any other entity, sell or lease a substantial portion of its assets, acquire all or substantially all of the stock or business or assets of any other individual or entity, liquidate, dissolve or agree to do any of the foregoing.

(c)  Conditions Precedent.  Sellers shall use reasonable efforts to take all
     --------------------
actions necessary to satisfy prior to or at the Closing all of the conditions to the obligations of Buyer set forth in Section 7.

(d)  Access.  Between the date of this Agreement and the Closing, Sellers shall
     ------
cause HCI and HCIV to afford to Buyer and its representatives full access, during reasonable business hours, to all assets, properties, books, records, leases, agreements and commitments of HCI and HCIV and furnish representatives of Buyer during such period with all information concerning their affairs and their value, as Buyer may reasonably request.

(e)  Termination of Agreements.  At or before the Closing, the following
     -------------------------
agreements shall be terminated: (1) Stock Option Agreement, dated January 1, 1992, among J.E. Joines, Jr., L.E. Shepherd, Jr., William A. Hunter, Jr., Barry
S. Pillow and Professional Consultants, Inc.; (2) Stock Purchase Agreement, dated January 1, 1992, among J.E. Joines, Jr., L.E. Shepherd, Jr., William A. Hunter, Jr., Barry S. Pillow and Professional Consultants, Inc.; (3) Employment agreement, dated June 3, 1992, between Professional Consultants, Inc. and L.E. Shepherd, Jr.; (4) Employment agreement, dated June 3, 1992, between Professional Consultants, Inc. and William A. Hunter, Jr.; and (5) Employment agreement, dated June 3, 1992, between Professional Consultants, Inc. and Barry
S. Pillow.

(f)  Amendment of Governing Instruments.  Without Buyer's prior written consent,
     ----------------------------------
Sellers shall cause HCI not to amend its articles of incorporation or bylaws and HCIV not to amend its governing instruments.

(g)  New Employment Agreements.  At the Closing, Sellers shall enter employment
     ------------------------
agreements with Buyer, the forms of which are attached as Exhibits C, D and E.

(h)  Operating Agreement.  At the Closing, Sellers shall enter, and cause HCI
     -------------------
and HCIV to enter, into the operating agreement with Buyer, in the form attached as Exhibit B (the "Operating Agreement").

(i)  Net Worth.  Sellers shall cause the combined net worth (calculated in
     ---------
accordance
with generally accepted accounting principles consistently applied) of HCI, HCIV and EBSI to be at least $561,000 at the date of the Closing.

(j)  Indebtedness.  Sellers shall cause HCI and HCIV to have no indebtedness for
     ------------
borrowed money on the date of the Closing; provided that this prohibition shall not apply to trade accounts payable incurred in the ordinary course of business and indebtedness pursuant to a line or credit in an amount not to exceed $100,000.

Section 6.     Additional Obligations of Buyer
               -------------------------------
At or before the Closing, Buyer shall accomplish the following:

(a)  Employment Agreements.  Buyer shall cause NCRIC MSO, Inc. to enter into
     ---------------------
employment agreements with Sellers, the forms of which are attached as Exhibit C, D and E (the "Employment Agreements").

(b)  Conditions Precedent.  Buyer shall use reasonable efforts to take all
     --------------------
actions necessary to satisfy prior to or at the Closing all of the conditions to the obligations of Sellers set forth in Section 8.

(c)  Note.  At the Closing, Buyer shall deliver to Sellers the Convertible Notes
     ----
executed by Buyer.

(d)  Assets of EBSI.  Buyer shall cause the assets of EBSI which are being
     --------------
purchased by Buyer under the EBSI Agreement to be transferred completely to HCI.

Section 7.     Conditions to Buyer's Obligation to Close
               -----------------------------------------

The obligation of Buyer to close hereunder shall be subject to the satisfaction of the following conditions prior to or at the Closing, unless waived by Buyer in writing:

(a)  Representations and Warranties True at Closing.  The representations and
     ----------------------------------------------
warranties made by Sellers in this Agreement (and every statement delivered by Sellers in connection herewith) shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties (and statements) had been made or given on and as of the Closing, and Sellers shall have executed and delivered to Buyer a certificate, dated the date of the Closing, to the foregoing effect.

(b)  Compliance with Agreement.  Sellers shall have performed and complied with
     -------------------------
all their obligations under this Agreement which are to be performed or complied with by them prior to or at the Closing, and Sellers shall have executed and delivered to Buyer a certificate, dated the date of the Closing, to the foregoing effect.

(c)  Resignations.  Buyer shall have received written resignations, effective as
     ------------
of the Closing, of the directors and officers of HCI, except to the extent that Buyer advises Sellers to the contrary.

(d)  Releases.  Buyer shall have received Sellers' general release of all claims
     --------
and rights which they may have against HCI or HCIV.

(e)  Officer and Employee Statements.  Buyer shall have received signed
     -------------------------------
statements from Sellers stating that HCI and HCIV are not obligated to the officers and employees listed on Schedule 7(e), except for compensation, expense reimbursement and employee benefit payments, all incurred in the ordinary course of business.

(f)  Stock Certificates.  Buyer shall have received certificates representing
     ------------------
the Stock, duly endorsed, in form satisfactory to Buyer.

(g)  Books and Records.  Buyer shall have received unlimited access to all of
     -----------------
HCI's and HCIV's records, books, papers, leases and agreements, including without limitation accounting books and records, minute books, stock certificate books, stock ledgers, articles of incorporation, bylaws and a list of all employees of HCI and HCIV and their current compensation levels.

(h)  Employment Agreements.  Buyer shall have received from Sellers the executed
     ---------------------
Employment Agreements.

(i)  Opinion of Counsel.  Buyer shall have received from Mezzullo & McCandlish,
     ------------------
a Professional Corporation, counsel for Sellers, an opinion dated the date of the Closing, addressed to Buyer, the form of which is attached as Exhibit F.

(j)  Material Adverse Change.  Since September 30, 1998, HCI and HCIV shall not
     -----------------------
have suffered a material adverse change in their condition (financial or otherwise), assets, liabilities, business or prospects.

(k)  Financing.  The Closing under the commitment attached as Schedule 7(k)
     ---------
shall have occurred.

(l)  Inter-Company Loans.  On the date of the Closing, except for the lease
     -------------------
dated January 1, 1994, as amended effective January 1, 1998, and further amended as of the date hereof between HJS Building Partnership and HCI, there shall be no indebtedness or obligation of HCI or HCIV to Sellers and entities they own or control and no indebtedness or obligation of Sellers and entities they own or control to HCI or HCIV.

(m)  EBSI.  The closing under this Agreement shall take place simultaneously
     ----
with the closing under the EBSI Agreement.

(n)  Litigation Affecting Closing.  No judicial or governmental order or decree
     ----------------------------
shall have been issued or entered which would be violated by the consummation of the transactions contemplated in this Agreement

(o)  Approvals.  All material approvals required under any applicable law,
     ---------
statute, ordinance, regulation, order or rule to carry out the transactions contemplated by this Agreement shall have been obtained.

Section 8.     Conditions to Sellers' Obligation to Close
               ------------------------------------------

The obligation of Sellers to close hereunder shall be subject to the satisfaction of the following conditions prior to or at the Closing, unless waived by Sellers in writing:

(a)  Representations and Warranties True at Closing.  The representations and
     ----------------------------------------------
warranties made by Buyer in this Agreement shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made or given on and as of the Closing, and an officer of Buyer shall have executed and delivered to Sellers a certificate, dated the date of the Closing, to the foregoing effect.

(b)  Compliance with Agreement.  Buyer shall have performed and complied with
     -------------------------
all its obligations under this Agreement which are to be performed or complied with by it prior to or at the Closing, and an officer of Buyer shall have executed and delivered to Sellers a certificate, dated the date of the Closing, to the foregoing effect.

(c)  Opinion of Counsel.  Sellers shall have received from Arent Fox Kintner
     ------------------
Plotkin & Kahn, PLLC, counsel for Buyer, an opinion dated the date of the Closing, addressed to Sellers, the form of which is attached as Exhibit G.

(d)  Employment Agreements, etc.  Sellers shall have received from Buyer,
     --------------------------
executed Employment Agreements and the executed Operating Agreement.

(e)  Incumbency Certificate.  Sellers shall have received a certificate of the
     -----------------------
Secretary of the Buyer dated the date of Closing certifying to the incumbency of the officers of Buyer signing for it and as to the authenticity of their signatures.

(f)  Litigation Affecting Closing.  No judicial or governmental order or decree
     ----------------------------
shall have been issued or entered which would be violated by the consummation of the transactions contemplated in this Agreement.

(g)  Deliveries.  Seller and EBSI, as the case may be, shall have received from
     -----------
Buyer (1) the Closing Checks and (2) the fully executed Convertible Notes.

(h)  Approvals.  All material approvals required under any applicable law,
     ---------
statute,
ordinance, regulation, order or rule to carry out the transactions contemplated by this Agreement shall have been obtained.

Section 9.     Closing
               -------

(a)  Closing.  The closing (the "Closing") shall be held at 10:00 a.m. at the
     -------
offices of Arent Fox Kintner Plotkin & Kahn, PLLC, 1050 Connecticut Avenue, N.W., Washington, D.C. 20036-5339, on January 4, 1998, or at such other place, date, or time as may be fixed by mutual agreement of the parties (the "Closing Date").

(b)  Further Assurances.  After the Closing, Sellers, at the request of Buyer,
     ------------------
shall furnish, execute and deliver such documents, instruments, certificates, notices or other assurances as Buyer shall reasonably request as necessary or desirable to effect complete consummation of this Agreement. Sellers shall pay all expenses incurred by them in connection with such actions.

Section 10.    Survival of Representations and Warranties; Indemnification
               -----------------------------------------------------------

(a)  Survival.  Notwithstanding any investigation conducted by any party, the
     --------
representations and warranties made in Sections 3 and 4 of this Agreement shall survive until the second anniversary of the Closing Date, except that the representations and warranties made under Sections 3(k) and 4(f)(2) and (3) shall survive without time limitation. All covenants which by their nature are to be performed after the Closing Date shall survive the Closing.

(b)  Indemnification of Buyer.   (1) Sellers, jointly and severally, agree to
     ------------------------
indemnify and hold harmless Buyer against and in respect of (i) any Loss (defined below) resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Sellers under this Agreement or from any misrepresentation or omission in any document delivered to Buyer in connection with this Agreement, and (ii) any Loss resulting from the Marshall Litigation and the matters described in
Schedule 3(q). The term "Loss" means any loss or damage incurred by HCI, HCIV or Buyer and the costs of all actions, suits, proceedings, demands, assessments, judgments and expenses (including reasonable attorneys' fees) incident thereto. "Loss" shall not include any decrease in the value of the Stock or Interests owned by Buyer or its successors or assigns.

(2) Notwithstanding any other provisions of this Agreement, neither Buyer nor HCI or HCIV shall be entitled to make any claim against Sellers for any Loss arising in connection with any alleged misrepresentation or breach of warranty unless notice of such claim shall have been given to Sellers in accordance with
Section 13(g) below on or prior to the survivability expiration date for a given representation or warranty as set forth in Section 10(a) above.

(3) Notwithstanding any other provision of this Agreement, Sellers shall not be liable to indemnify Buyer, HCI or HCIV for claims as to Losses until the aggregate amount of such Losses exceeds $37,500 (the "Indemnification Threshold"), except for claims based on Sections 3(g), 3(k) and 3(q) for which there shall be no requirement that the Indemnification Threshold be met. Once Buyer, HCI and HCIV have incurred Losses that are subject to the Indemnifications Threshold totaling the amount of the Indemnification Threshold, Sellers shall be liable to indemnify such parties only for Losses in excess of the Indemnification Threshold.

(4) Notwithstanding any other provision of this Agreement, the aggregate indemnification liability for each of Sellers under this Section 10 shall not exceed the sum of the cash and, in the case of shares of common stock of Buyer issued pursuant to the

Convertible Note, the aggregate "Conversion Price" thereof, actually received by such Seller pursuant to Section 2(a) (1) and (2) of this Agreement.

(5) No indemnification shall be required under this Section 10 with respect to any Loss (i) to the extent any such Loss is reimbursed to Buyer, HCI or HCIV by insurance or any other third-party, or (ii) to the extent of any net tax savings (taking into account the tax affect of any indemnification payment received by Buyer) realized by Buyer, HCI or HCIV with respect thereto.

(c)  Indemnification of Sellers.  Buyer agrees to indemnify and hold harmless
     --------------------------
Sellers against and in respect of (1) any loss, damage, claim, cost and expense, of any nature whatsoever (including without limitation reasonable attorneys' fees) resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Buyer under this Agreement or guaranties by Sellers to NationsBank relating to indebtedness of HCI not to exceed $100,000, and (2) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including reasonable attorneys' fees) incident to the foregoing.

Section 11.    Arbitration
               -----------

(a) In the event the parties are unable to resolve a controversy under this Agreement, the parties agree to submit the matter to binding arbitration under the rules of the American Arbitration Association, but not using the American Arbitration Association, unless the parties mutually agree to do so. One arbiter shall be chosen by Buyer and one by Sellers before commencement of arbitration. The two arbiters shall choose a third arbiter. The decision of the first two arbiters shall be final and binding upon both parties; however, if those arbiters fail to agree, the third arbiter shall participate and the decision of the majority shall be final and binding. The parties expressly covenant and agree to be bound by the decisions of the arbiters and accept any decision by a majority of the arbiters as a final determination of the matter in dispute. In connection with the foregoing, the parties hereby waive any right to an appeal or to commence any de novo action with respect to the final determination. All arbiters chosen pursuant to this Section 11(a) shall have substantial experience in the healthcare management field and shall have demonstrated knowledge concerning the types of issues involved.

(b) Each party shall bear its own expenses, including legal, accounting and expert fees, in connection with the arbitration except that Buyer and Sellers shall each pay 50% of the expenses of the arbiters.

(c) Any such arbitration shall take place in Washington, D.C., unless some other location is mutually agreed upon by the parties.

Section 12.    Post Closing Covenants of Buyer
               -------------------------------

(a)   Plans.  Buyer shall not reduce the aggregate benefits under HCI's Plans
      -----
(defined in Section 3(l)(2)) until January 1, 2003.

(b)  Corporate Existence.  Buyer shall maintain, and cause each of HCI and HCIV
     -------------------
to maintain, their respective corporate or limited liability company existence in good standing until January 1, 2003; provided that HCI may be merged into NCRIC MSO, Inc. and sales and other dispositions may take place as provided in
Section 10 of the Operating Agreement.

(c)  Business Continuation.   Buyer shall continue, and cause HCI and HCIV to
     ---------------------
continue, to operate the businesses of HCI and HCIV pursuant to the Operating Agreement.

(d)  Merger or Sale of Assets.   Buyer shall not enter into any merger,
     -------------------------
consolidation or
share exchange with any other business entity with respect to the Stock or Interests, or sell, lease, assignment, or otherwise dispose of all or any significant component of the assets of HCI (including but not limited to the EBSI Assets) or HCIV, or permit HCI or HCIV to do any of the foregoing until January 1, 2003. For purposes of this Agreement, the sale or transfer of 50% or more of the ownership of HCI or HCIV shall be deemed a sale or transfer. Notwithstanding the foregoing, this Section 12(d) shall not be operative (i) if the payments described in Section 10 of the Operating Agreement are promptly and punctually made to Sellers, or (ii) in connection with an acquisition of HCI or HCIV or both by NCRIC MSO, Inc.

(e)  Marshall Litigation.  Buyer shall permit, and shall cause HCI and HCIV to
     --------------------
permit, Sellers to have reasonable control over the Marshall Litigation, including with respect to decisions to continue litigation and settle at Sellers' cost; provided that Sellers shall consult periodically with Buyer concerning the Marshall Litigation. The Marshall Litigation shall not be settled without the prior written approval of Sellers. In the event that Buyer or any of its affiliates receive any proceeds from the Marshall Litigation by settlement, judgment or otherwise all such proceeds shall be the property of Sellers and Buyer shall cause the immeditate payment thereof to Sellers.

(f)  Convertible Notes.  (i)  Buyer shall cause all securities of Buyer into
     -----------------
which the Convertible Notes may be converted to be offered and sold to each of Sellers pursuant to either valid exemptions for registration requirements under the Securities Laws or in compliance with the registration requirements of the Securities Laws. Buyer shall not be under any obligation to register such securities,

     (ii) Buyer shall cause all securities of Buyer into which the Convertible Notes may be converted to be exactly the same class and type of Common Stock (including in terms of all rights and preferences) of Buyer that is being sold in the initial public offering of Buyer.

(g)  Rule 144 Requirements.   (i)  After the earliest of (A) the closing of the
     ---------------------
sale of securities of Buyer pursuant to a Registration Statement (as defined below), (B) the registration by Buyer of a class of securities under Section 12 of the Exchange Act (as defined below), or (C) the issuance by Buyer of an offering circular pursuant to Regulation A under Securities Act (as defined below), Buyer agrees to:

     (1) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about Buyer;

     (2) use its best efforts to file with Securities and Exchange Commission (the "Commission") in a timely manner all reports and other documents required of Buyer under the Exchange Act (at any time Buyer has become subject to such reporting requirements); and

     (3) furnish to any of Sellers upon request (i) a written statement by Buyer as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Exchange Act (at any time after Buyer has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of Buyer, and (iii) such other reports and documents of Buyer as each such Seller may reasonable request to avail himself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

     (ii) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect. "Registration Statement" means a registration statement filed by Buyer with the Commission for a public offering and sale of securities of Buyer (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose (not including any issuance of securities of the Buyer for cash consideration), or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation). "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

Section 13.    Miscellaneous
               -------------

(a)  Governing Law.  This Agreement shall be governed by the substantive laws of
     -------------
the District of Columbia without regard to the conflicts of law provisions thereof.

(b)  Entire Agreement.  This Agreement embodies the entire agreement and
     ----------------
understanding of the parties hereto in respect of the subject matter hereof.

(c)  Amendment.  This Agreement may be amended only in a writing signed by all
     ---------
of the parties.

(d)  Waiver.  No waiver shall be effective against a party unless it is in
     ------
writing signed by that party.

(e)  Counterparts.  This Agreement may be executed in two or more counterparts,
     ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f)  Successors and Assigns.  This Agreement shall inure to the benefit of and
     ----------------------
be
binding upon the parties hereto, their heirs and successors and permitted assigns. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto; provided that (I) prior to Closing this Agreement may be assigned by Buyer only to NCRIC MSO, Inc., a Delaware corporation, in Buyer's sole discretion and without the consent of Sellers and (2) the payments under
Section 2(b) may be assigned to the extent provided therein, in Sellers' sole discretion and without the consent of Buyer. If Buyer assigns this Agreement to NCRIC MSO, Inc., Buyer shall remain liable for its obligations under this Agreement and each of the Transaction Documents, and the representations and warranties under Section 4 above shall be deemed to have been made by both Buyer and NCRIC MSO, Inc. with respect to each of such companies.

(g)  Notices.  Any notice or other communication required or permitted to be
     -------
given hereunder shall be deemed to have been properly given if mailed by certified mail, postage prepaid, addressed as follows (or to such other addresses as the parties may specify by due notice to the others):

     Buyer:    NCRIC Group, Inc.
               1115 30th Street, N.W.
               Washington, D.C. 20007
               Attn: R. Ray Pate, Jr.

     Sellers:  L. E. Shepherd, Jr.
               William A. Hunter, Jr.
               1928 Thomson Drive
               Lynchburg, VA 24501-1068

               Barry S. Pillow
               628 Green Valley Rd.
               Suite 210
               Greensboro, NC 27408

(h)  Expenses.  Subject to Section 11(b), each party shall bear his or its own
     --------
expenses in connection with this Agreement and the transactions contemplated by this Agreement; provided that HCI shall bear $40,000 of the cost of the audit of HCI, HCIV and EBSI as of June 30, 1998, performed by Deloitte & Touche LLP and the balance shall be borne by Buyer and that HCI shall bear one-half the cost of the audit of HCI, HCIV and EBSI as of December 31, 1998 and the balance shall be borne by Buyer.

(i)  Headings.  The headings in this Agreement are intended solely for
     --------
convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

(j)  Separability.  The invalidity or unenforceability of any provision of this
     ------------
Agreement shall not impair the validity or enforceability of any other provision.

     Section 14.   Default
                   -------

(a) If, for any reason, other than the termination of this Agreement pursuant to Section 15(a) below or the failure of Sellers to comply with their obligations under this Agreement, Buyer shall fail or refuse to purchase the Stock or Interests or to consummate the transactions described in this Agreement, when obligated to do so under this Agreement, prior to or on the Closing Date, such failure or refusal shall constitute a default by Buyer under this Agreement, and without limiting any right of Sellers to pursue any and all available remedies for such default, Buyer shall pay to Seller the total sum of $75,000 in compensation for the time and transactional fees and expenses incurred.

(b) If, for any reason, other than the termination of this Agreement, pursuant to Section 15(a) below, or the failure of Buyer to comply with its obligations under this Agreement, Sellers shall fail or refuse to sell the Stock or Interests or to consummate the transactions described in this Agreement, when obligated to do so under this Agreement, prior to or on the Closing Date, such failure or refusal shall constitute a default by Sellers under this Agreement, and without limiting any rights of Buyer to pursue any and all available remedies for such default, Sellers shall pay to Buyer the total sum of $75,000 in compensation for the time and transactional fees and expenses incurred.

     Section 15.  Termination.  This Agreement may be terminated only:
                  -----------

(a)  By consent of all parties at any time prior to the Closing Date;

(b) By either Buyer or Sellers if the Closing has not occurred by January 31, 1999 for a reason other than the failure of the terminating parties to comply with its or their obligations under this Agreement.

Termination pursuant to this Section 15 shall be effective by written notice. Upon receipt of notice of termination pursuant to this Section 15, this Agreement shall become void except as stated below and the parties shall have no liability for any such termination, except for any payment required under
Section 14. The rights to terminate set forth in this Section 15 shall not affect the right of any party to this Agreement to pursue any and all available remedies for any default under this Agreement. Termination of this Agreement for any reason shall not release Buyer from its obligations under Sections 16 and 17 below.

Section 16.    Non-Solicitation.
               ----------------

(a) Buyer hereby acknowledges that certain proprietary and confidential information to be disclosed to Buyer in connection with the transactions contemplated by this Agreement, including but not limited to information relating to the clients of HCI, HCIV and EBSI, is of substantial and critical value to the business of such companies and to Sellers. Accordingly, Buyer hereby covenants if this Agreement is terminated for any reason other than failure of Sellers to comply with their obligations hereunder and Closing does not occur, then from the date on which this Agreement is executed by Buyer and continuing until the second anniversary of the aforementioned termination, Buyer and its subsidiaries and affiliates will not, directly or indirectly: (a) solicit or accept business from any person or entity that is a client of HCI, HCIV or EBSI at any time during the year prior to the date of this Agreement, except for any client for which Buyer or NCRIC MSO, Inc. was doing business before the date of this Agreement and can so demonstrate by written evidence; or
(b) solicit or hire any person who was employed by HCI, HCIV or EBSI or was a party to an agreement to provide services to HCI, HCIV or EBSI as an independent contractor (other than persons working in the District of Columbia) as of the date of this Agreement. Buyer acknowledges and agrees that the restrictions contained in this Section 16(a) are reasonable in light of the unique circumstances of the contemplated transactions, and that any violation of this
Section 16(a) would cause serious and irreparable harm to HCI, HCIV, EBSI and the Sellers, incapable of being measured in monetary damages. Accordingly, Buyer agrees that in the event of any breach or threatened breach of this Section 16(a), HCI, HCIV, EBSI and Sellers shall be entitled to an injunction or restraining order, without limitation or waiver of any other right or remedy, including but not limited to, the amount due under Section 14 above.

(b) Sellers hereby acknowledge that certain proprietary and confidential information to be disclosed to Sellers in connection with the transactions contemplated by this Agreement, including but not limited to information relating to the clients of Buyer and its affiliate, is of substantial and critical value to the business of Buyer and its affiliates. Accordingly, Sellers hereby covenant if this Agreement is terminated for any reason other than failure of Buyer to comply with its obligations hereunder and Closing does not occur, then from the date on which this Agreement is executed by Sellers and continuing until the second anniversary of the aforementioned termination, Sellers will not, directly or indirectly: (i) solicit or accept business from any person or entity that is a client of NCRIC MSO, Inc. at any time during the year prior to the date of this Agreement, except for any client for which HCI, HCIV or EBSI was doing business before the date of this Agreement and can so demonstrate by written evidence; or (ii) solicit or hire any person who was employed by NCRIC MSO, Inc. or was a party to an agreement to provide services to NCRIC MSO, Inc. as an independent contractor as of the date of this Agreement. Sellers acknowledge and agree that the restrictions contained in this
Section 16(b) are reasonable in light of the unique circumstances of the contemplated transactions, and that any violation of this Section 16(b) would cause serious and irreparable harm to Buyer, incapable of being measured in monetary damages. Accordingly, Sellers agree that in the event of any breach or threatened breach of this Section 16(b), Buyer shall be entitled to an injunction or restraining order without limitation or waiver of any other right or remedy including, but not limited to, the amount due under Section 14 above.

Section 17.  Confidentiality.
             ---------------
(a) Buyer hereby acknowledges that certain proprietary and confidential information has been and will be disclosed to Buyer in connection with the transactions contemplated by this Agreement, including but not limited to information related to the clients of HCI, HCIV and EBSI, which is of substantial and critical value to the business of HCI, HCIV and EBSI and to Sellers. Accordingly, Buyer hereby covenants that if this Agreement is terminated for any reason other than the failure of Sellers to comply with their obligations hereunder and the Closing does not occur, Buyer shall not at any time (a) use, (b) disclose or divulge to any person or entity, or (c) permit anyone to use any of the aforementioned proprietary and confidential information. Buyer acknowledges and agrees that the restrictions contained in this Section 17(a) are reasonable in light of the circumstances of the contemplated transactions, and that any violation of this Section 17(a) would cause serious irreparable harm to HCI, HCIV, EBSI and Sellers incapable of being measured in monetary damages. Accordingly, Buyer agrees that in the event of any breach or threatened breach of this Section 17, HCI, HCIV, EBSI and Sellers, shall each be entitled to an injunction or restraining order, without limitation or waiver of any other right or remedy, including but not limited to, the amount due under Section 14 above.

(b) Sellers hereby acknowledge that certain proprietary and confidential information has been and will be disclosed to Sellers in connection with the transactions contemplated by this Agreement, including but not limited to information related to the clients of NCRIC MSO, Inc., which is of substantial and critical value to the business of Buyer and its subsidiaries. Accordingly, Sellers hereby covenant that if this Agreement is terminated for any reason other than the failure of Buyer to comply with its obligations hereunder and the Closing does not occur, Sellers shall not at any time (a) use, (b) disclose or divulge to any person or entity, or (c) permit anyone to use any of the aforementioned proprietary and confidential information. Sellers acknowledge and agree that the restrictions contained in this Section 17(b) are reasonable in light of the circumstances of the contemplated transactions, and that any violation of this Section 17(b) would cause serious irreparable harm to Buyer and its subsidiaries incapable of being measured in monetary damages. Accordingly, Buyer agrees that in the event of any breach or threatened breach of this

Section 17(b), Buyer and its subsidiaries shall each be entitled to an injunction or restraining order, without limitation or waiver of any other right or remedy including, but not limited to, the amount due under Section 14 above.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NCRIC GROUP, INC.


By:   /s/  R. Ray Pate, Jr.
   ------------------------------------
R. Ray Pate, Jr., President

 /s/  L.E. Shepherd, Jr.
---------------------------------------
L.E. Shepherd, Jr.

 /s/  William A. Hunter, Jr.
---------------------------------------
William A. Hunter, Jr.

 /s/  B. S. Pillow
---------------------------------------
Barry S. Pillow

                               LIST OF EXHIBITS
                               ----------------


A         Mandatory Convertible Note

B         Operating Agreement

C         Employment Agreement of L.E. Shepherd, Jr.

D         Employment Agreement of William A. Hunter, Jr.

E         Employment Agreement of Barry S. Pillow

F         Opinion of Sellers' Counsel

G         Opinion of Buyer's Counsel